Exhibit 99.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of September 25, 2006 (the “Effective Date”), by and among Brush Engineered Materials Inc., an Ohio corporation (the “Company”), the other Borrowers (as defined in the Credit Agreement (as defined below)), the other Loan Parties (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement) and JPMorgan Chase Bank, N.A., a national banking association (the “Agent”).

WHEREAS, the Company, the other Borrowers, the other Loan Parties, the Lenders, and the Agent entered into a Credit Agreement dated as of December 4, 2003, as amended by that certain First Amendment to Credit Agreement entered into on March 1, 2004, that Second Amendment to Credit Agreement entered into on December 22, 2004, that Third Amendment to Credit Agreement entered into on October 5, 2005, and that Fourth Amendment to Credit Agreement, entered into on December 29, 2005 (as amended, and as may from time to time be further amended, restated, modified or supplemented, the “Credit Agreement”);

WHEREAS, the Company, the other Borrowers, the other Loan Parties, the Lenders and the Agent desire to amend certain provisions of the Credit Agreement as set forth in and pursuant to the terms and conditions of this Amendment; and

WHEREAS, the defined terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement;

NOW, THEREFORE, for valuable consideration received to their mutual satisfaction, the parties hereby agree as follows:

1. Amendments to Section 6.16. Section 6.16(c) of the Credit Agreement is hereby amended by deleting the text “$2,500,000” appearing therein and replacing it with the text “$10,000,000”. Section 6.16(h) of the Credit Agreement is hereby amended by deleting the text “$5,000,000” appearing therein and replacing it with “$15,000,000”.

2. Representations and Warranties. Each Loan Party represents and warrants to the Agent and the Lenders that (a) it has the power and authority and legal right to execute and deliver this Amendment, (b) the execution and delivery by such Loan Party of this Amendment, and the performance of its obligations hereunder, have been duly authorized by proper proceedings, and (c) this Amendment constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and except as the same may be subject to general principles of equity.

3. General Terms. This Amendment shall be effective as of the Effective Date. Except as specifically amended herein, directly or by reference, all of the terms and conditions set forth in the Credit Agreement are confirmed and ratified, and shall remain as originally written. This Amendment shall be construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws. The Credit Agreement and all other Loan Documents shall remain in full force and effect in all respects as if the unpaid balance of the principal outstanding, together with interest accrued thereon, had originally been payable and secured as provided for therein, as amended from time to time and as modified by this Amendment. Nothing herein shall affect or impair any rights and powers which the Company, any other Borrower, any Loan Party, any Lender or the Agent may have under the Credit Agreement and any and all other Loan Documents. Headings and footers in this Amendment are for convenience of reference only and shall not govern the interpretation of any of the provisions of this Amendment.

4. No Effect. The parties hereto agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced by the Credit Agreement and/or any other instruments evidencing, securing or related to the Obligations.

5. Fees. The Company hereby agrees to reimburse the Agent for any and all out-of-pocket costs, fees and expenses incurred in connection with this Amendment, including, without limitation, reasonable attorney’s fees.

6. Counterparts; Facsimile Signatures. This Amendment may be executed in counterparts and all such counterparts shall constitute one agreement binding on all the parties, notwithstanding that the parties are not signatories to the same counterpart. The parties may execute this Amendment by facsimile, and all such facsimile signatures shall have the same force and effect as manual signatures delivered in person.

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IN WITNESS WHEREOF, the Company, the other Borrowers, the Lenders and the Agent have executed this Amendment as of the date first above written.

BORROWERS:

BRUSH ENGINEERED MATERIALS INC.	BEM SERVICES, INC.
By: /s/ Gary W. Schiavoni	By:/s/ Michael C. Hasychak

Name: Gary W. Schiavoni	Name: Michael C. Hasychak

Title: Assistant Treasurer and Assistant Secretary	Title: Vice President, Treasurer and Secretary

BRUSH INTERNATIONAL, INC. By: /s/ Gary W. Schiavoni	BRUSH WELLMAN INC. By: /s/ Michael C. Hasychak

Name: Gary W. Schiavoni	Name: Michael C. Hasychak

Title: Secretary	Title: Vice President, Treasurer and Secretary

ZENTRIX TECHNOLOGIES INC. By: /s/ Gary W. Schiavoni	BRUSH RESOURCES INC. By: /s/ Michael C. Hasychak

Name: Gary W. Schiavoni	Name: Michael C. Hasychak

Title: Treasurer and Assistant Secretary	Title: Treasurer

BRUSH CERAMIC PRODUCTS INC. By: /s/ Gary W. Schiavoni	CIRCUITS PROCESSING TECHNOLOGY, INC. By: /s/ Michael C. Hasychak

Name: Gary W. Schiavoni	Name: Michael C. Hasychak

Title: Treasurer and Assistant Secretary	Title: Chief Financial Officer and Secretary

TECHNICAL MATERIALS, INC. By: /s/ Gary W. Schiavoni	WILLIAMS ADVANCED MATERIALS INC. By: /s/ Michael C. Hasychak

Name: Gary W. Schiavoni	Name: Michael C. Hasychak

Title: Assistant Treasurer and Assistant Secretary	Title: Vice President, Secretary and Treasurer

WILLIAMS ACQUISITION, LLC By: /s/ Gary W. Schiavoni

Name: Gary W. Schiavoni

Title: Secretary

SINGAPORE BORROWER:

BRUSH WELLMAN (SINGAPORE) PTE
LTD.

By: /s/ Tony Ong Wee Swez
Name: Tony Ong Wee Swez
Title: Managing Director

LENDERS:

JPMORGAN CHASE BANK, N.A.

Individually, as the Agent, a Lender and LC Issuer

By: /s/ Paul A. Taubeneck
Name: Paul A. Taubeneck
Title: Assistant Vice President
JPMORGAN CHASE BANK, N.A. Singapore Branch
as a Lender

By: /s/ Paul A. Taubeneck
Name: Paul A. Taubeneck
Title: Assistant Vice President

LASALLE BANK NATIONAL ASSOCIATION

as a Lender

By: /s/ Patrick F. Dunphy
Name: Patrick F. Dunphy
Title: First Vice President

RZB FINANCE LLC
as a Lender

By: /s/ Louis T. Marosi
Name: Louis T. Marosi
Title: Vice President

FIFTH THIRD BANK

as a Lender

By: /s/ James P. Byrnes
Name: James P. Byrnes
Title: Senior Vice President

UPS CAPITAL CORPORATION
as a Lender

By: /s/ Michael O’Neal
Name: Michael O’Neal Title:	Senior Credit Officer